UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2019

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2019, the Board of Directors of PPL Corporation ("PPL" or the "Company") appointed Marlene C. Beers, 47, Vice President and Controller of the Company, effective March 1, 2019. As part of the Company's senior leadership development, Ms. Beers is exchanging positions with Stephen K. Breininger who has served as PPL's Controller since June 2014 and will become Vice President of Finance and Regulatory Affairs for PPL Electric Utilities Corporation ("PPL Electric") on March 1, 2019.

Ms. Beers has served as Vice President of Finance and Regulatory Affairs for PPL Electric since January 2016. Prior to joining PPL, Ms. Beers worked for 20 years in a variety of finance and accounting positions with Air Products and Chemicals, Inc. ("Air Products") of Allentown, Pennsylvania, most recently from October 2014 to December 2015 as Controller of Air Products' Americas Industrial Gases Segment. Prior to that, Ms. Beers served from September 2012 to September 2014 as Controller of Air Products' global Supply Chain, and from July 2011 to August 2012 as Controller of Air Products' Global Liquid Bulk, Generated Gases and Helium Division. Prior to joining Air Products in 1995, Ms. Beers was a Senior Auditor for KPMG US LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  January 28, 2019